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                           [LETTERHEAD OF AUTOZONE]



                                             Financial Contact: Emma Jo Kauffman
NEWS:                                                             (901) 495-7005
For Immediate Release                               Media Contact: Eric Epperson
                                                                  (901) 495-7307



            AutoZone Announces Approval for Second Stock Repurchase

MEMPHIS, Tenn. (October 20, 1998) John C. Adams Jr., chairman and chief executive officer of AutoZone, Inc. (NYSE symbol: AZO), announced that the AutoZone board of directors, at a regularly scheduled board meeting, approved the repurchase of up to $150 million of the company's common stock in the open market. This is in addition to the $100 million approved repurchase announced in January, 1998.

To date, AutoZone has purchased in excess of $70 million worth of its common stock in conjunction with the original stock repurchase announced in January.

AutoZone sells auto and light truck parts, chemicals and accessories through 2,114 AutoZone stores in 38 states and 543 Chief stores in 5 states. AutoZone also sells heavy-duty truck parts through 43 TruckPro stores in 14 states, and automotive diagnostic and repair software through ALLDATA.



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